Exhibit 1.1

AgomAb Therapeutics NV

[●] American Depositary Shares,

representing [●] Common Shares

Underwriting Agreement

[●], 2026

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Leerink Partners LLC

Van Lanschot Kempen (USA) Inc.

As Representatives of the
          several Underwriters listed
          in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o Leerink Partners LLC

1301 Avenue of the Americas, 5th Floor

New York, NY 10019

c/o Van Lanschot Kempen (USA) Inc.

880 Third Avenue, 17th Floor

New York, New York 10022

Ladies and Gentlemen:

AgomAb Therapeutics NV, a limited liability company (naamloze vennootschap/société anonyme) incorporated under the laws of Belgium (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), [●] common shares (the “Common Shares”), with no par or nominal value, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional [●] Common Shares (the “Option Shares”). The Common Shares issued and subscribed for by the Company under this underwriting agreement (this “Agreement”) are hereinafter referred to as the “Underwritten Shares.” The Underwritten Shares and the Option Shares are hereinafter collectively referred to as the “Offered Shares.”

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An extraordinary general shareholders’ meeting of the Company was held on January 15, 2026 (the “EGM”) during which it was resolved that the existing share capital of the Company would be increased with an amount of up to EUR 300,000,000.00 (including issuance premium), by issuing new common shares (including, as far as applicable, the Option Shares that may be issued at the option of the Underwriters) of the Company which have the same rights and benefits as, and rank pari passu in all respects, including as to entitlement to dividends and other distributions, with, the existing and outstanding shares of the Company at the moment of their issuance, and will be entitled to dividends and other distributions in respect of which the relevant record date or due date falls on or after the date of issuance of the new shares. At the shareholders’ meeting the preferential subscription rights of the Company’s existing shareholders, and as far as needed, of the Company’s existing holders of subscription rights, were disapplied. The extraordinary general shareholders’ meeting of the Company also authorized a conditional stock split of the Company’s issued shares and shares still to be issued upon exercise or conversion of outstanding securities, a conversion of all shares into common shares and several other amendments to the articles of association to become effective upon issuance of the Offered Shares. The [ ]-for-[ ] stock split for the Common Shares, the conversion of all of the Company’s outstanding preferred shares into Common Shares, the issuance of Common Shares to argenx BV upon conversion of the profit sharing certificate, in each case, as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, are herein referred to as the “Corporate Reorganization.”

The Underwritten Shares to be issued and subscribed for under this Agreement will be deposited with ING Securities Services, Inc., as custodian (the “Custodian”), and delivered in the form of American Depositary Shares (the “Underwritten ADSs”) by the Custodian to The Bank of New York Mellon, as depositary (the “Depositary”). The Option Shares, if any, to be issued and subscribed for under this Agreement will be deposited with the Custodian and delivered in the form of American Depositary Shares (the “Option ADSs”) by the Custodian to the Depositary. The Underwritten ADSs and the Option ADSs are hereinafter collectively referred to as the “Offered ADSs.” The Underwritten Shares and the Underwritten ADSs are hereafter collectively referred to as the “Underwritten Securities.” The Option Shares and the Option ADSs are hereinafter collectively referred to as the “Option Securities.” The Underwritten Securities and the Option Securities are hereinafter collectively referred to as the “Offered Securities.”

Each ADS will represent one Common Share and will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of the Closing Date (defined below), or a date prior to the Closing Date, among the Company, the Depositary, and owners and beneficial owners from time to time of the ADRs. Each reference herein to an ADR shall include the corresponding ADS, and vice versa.

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The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Offered Securities, as follows:

1.            Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333-292790), including a prospectus, relating to the Offered Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Offered Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated [●], 2026 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means [●] P.M., New York City time, on [●], 2026.

2.            Purchase, Sale and Delivery of the Offered Securities

(a)          Purchase and Sale of Underwritten Shares. The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase and subscribe for at a price per share of US $[●] (the “Public Offering Price”), from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto.

(b)          Purchase and Sale of Option Shares. In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase and subscribe for, respectively, severally and not jointly, from the Company the Option Shares at the Public Offering Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares. If any Option Shares are to be purchased or subscribed for, the number of Option Shares to be purchased or subscribed for by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion shall make.

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The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(c)           Sale of Offered Securities to Public. The Company understands that the Underwriters intend, and instructs the Underwriters, to make a public offering of the Offered Securities as soon after the effectiveness of the Registration Statement and this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Offered Securities on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Offered Securities to or through any affiliate of an Underwriter.

(d)           Payment, Capital Increase and Delivery of Offered Shares and Offered ADSs. Payment of the total Public Offering Price for the Offered Shares (underlying the Offered ADSs) to be issued hereunder and is to be made in immediately available funds (U.S. dollars in Federal funds) by the Representatives or affiliates thereof on behalf of the Underwriters by wire transfer (through an urgent / “same day” “SWIFT” wire instruction) to a blocked account (the “Blocked Account”) specified by the Company to the Representatives with J.P. Morgan SE – Brussels Branch, which is a credit institution established in the European Economic Area within the meaning of Article 7:195 of the Belgian Companies and Associations Code, with which the Blocked Account was opened (the “Blocked Account Bank”). The Representatives will use commercially reasonable efforts to cause the payment to be made not later than, (i) in the case of the Underwritten Shares [2:00 P.M. Central European time] on the Closing Date (as defined below), or at such other time or account on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing, or, (ii) in the case of the Option Shares, [2:00 P.M. Central European time] on the Additional Closing Date (as defined below), or at such other time or account on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment for the Underwritten Shares is referred to herein as the “Payment Date,” and the time and date for such payment for the Option Shares, if other than the Payment Date, is herein referred to as the “Additional Payment Date.”

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The Blocked Account shall be an account that qualifies as a special account pursuant to Article 7:195 of the Belgian Companies and Associations Code of 23 March 2019, as amended (the “Belgian Companies and Associations Code”). Promptly upon receipt of the funds on the Blocked Account in accordance with the first paragraph of this Section 2(d) above, the Blocked Account Bank shall issue to the Company a certificate (the “Bank Certificate”) in accordance with Article 7:195 of the Belgian Companies and Associations Code confirming receipt of the Public Offering Price for all of the Offered Shares on the Blocked Account. Upon receipt of such certificate, the Company shall ensure that, on the Closing Date or the Additional Closing Date, as applicable, the effective realization of the Company’s capital increase and issuance of the Offered Shares, as decided by the EGM (as defined above) held on January 15, 2026, shall then be acknowledged on behalf of the Company and recorded by notarial deed in accordance with Article 7:186 of the Belgian Companies and Associations Code (the “Deed”), and the Offered Shares (underlying the Offered ADSs) will be issued to, and subscribed for by, J.P. Morgan Securities LLC, on behalf of the Underwriters, for placement of the Offered ADSs with the ultimate subscribers therefor. Each Representative expressly authorizes J.P. Morgan Securities LLC to act on behalf of and represent the Underwriters for these purposes, including with respect to the execution of a subscription form addressed to the Company for purposes of the Deed.

The delivery of the Offered Shares (underlying the Offered ADSs) issued to, and subscribed for by, J.P. Morgan Securities LLC, on behalf of the Underwriters, for placement of the Offered ADSs with the ultimate subscribers therefor shall be made directly to the Depositary, (i) in the case of the Underwritten Shares subject to receipt of the funds on the Blocked Account (as referred to in the first paragraph of this Section 2(d) above) and the bank certificate in accordance with Article 7:195 of the Belgian Companies and Associations Code (as referred to in the third paragraph of this Section 2(d) below), on [●], 2026, with any transfer taxes payable in connection with the issuance and sale of such Offered Shares (underlying the Offered ADSs) duly paid by the Company, or at such other time on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, (ii) in the case of the Option Shares, on the date specified by the Representatives in the written notice of the Underwriters’ election to purchase and subscribe for such Option Shares, with any transfer taxes payable in connection with the issuance and sale of such Offered Shares (underlying the Offered ADSs) duly paid by the Company, or at such other time on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such delivery of the Underwritten Shares (underlying the Offered ADSs) is referred to herein as the “Closing Date,” and the time and date for such delivery for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

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Following the completion of the capital increase, the issuance of the Offered Shares and the delivery of the Offered Shares to the Depositary on the Closing Date or the Additional Closing Date, as the case may be, the Depositary shall deposit the Offered Shares in custody with the Custodian on the Closing Date or the Additional Closing Date, as applicable, to enable delivery by the Depositary of the Offered ADSs in respect of the Offered Shares to the Representatives for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. To that effect, the Company will also procure that the Offered Shares underlying the Offered ADSs so issued by the Company shall qualify as registered shares for which the Depositary will be registered as shareholder in the share register of the Company.

As compensation for the Underwriters’ commitments, the Company shall cause the Blocked Account Bank to pay to the Representatives out of funds from the Blocked Account, prior to any other payment from the Blocked Account, on the Closing Date or the Additional Closing Date, as the case may be, for the Underwriters’ proportionate accounts, an amount equal to the product of $[●] and the number of Offered Securities (including any Option Securities), free and clear of any withholding or deduction of Taxes (except as required by applicable laws), purchased or subscribed for by the Underwriters on the Closing Date or the Additional Closing Date, as the case may be. Such payments shall be made by the Company by way of an irrevocable payment instruction issued by the Company prior to the Closing Date or the Additional Closing Date, as the case may be, in a form acceptable to the Representatives (acting on behalf of the Underwriters), authorizing the Blocked Account Bank to transfer the relevant amount by wire transfer or credit of immediately available funds from the funds in the Blocked Account to an account designated by the Representatives, immediately following the issuance of the Offered Shares (including any Option Shares) and the acknowledgment and recording of the Deed on the Closing Date or the Additional Closing Date, as the case may be, with respect to such Offered Shares (including any Option Shares, as the case may be) purchased or subscribed for on such date.

(e)          Principal and Not Agent. The Company acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Offered Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor the other Underwriters shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

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3.            Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)            Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the applicable requirements of the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)            Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)            Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the applicable requirements of the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

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(d)            Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication undertaken in reliance on Section 5(d) of the Securities Act) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act.

(e)            Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives (x) with entities that are qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act (“IAIs”) and otherwise in compliance with the requirements of Section 5(d) of the Securities Act or (y) with entities that the Company reasonably believed to be QIBs or IAIs and otherwise in compliance with the requirements of Rule 163B under the Securities Act and (ii) has not authorized anyone other than the Representatives and representatives from EQT Life Sciences to engage in Testing-the-Waters Communications (in the case of EQT Life Sciences, solely with respect to Testing-the-Waters Communications with certain of its limited partners approved by the Company and the Representatives). The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex B hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

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(f)            Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered Securities has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the applicable requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the applicable requirements of the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(g)            Form F-6. A registration statement on Form F-6 (File No. 333-[●]), and any amendments thereto, in respect of the Offered ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and has been declared effective by the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the Company’s knowledge, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); as of the applicable effective date of the ADS Registration Statement and any post-effective amendment thereto, the ADS Registration Statement and any such post-effective amendment complied and will comply in all material respects with the applicable requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

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(h)            Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards, as adopted by the International Accounting Standards Board (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), applied on a consistent basis throughout the periods covered thereby (except as otherwise noted therein) , and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; all disclosures included in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(i)            No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the share capital (other than the issuance of Common Shares upon exercise of share options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case (i), (ii) and (iii) as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

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(j)            Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The articles of association and other constitutive or organizational documents of the Company comply with the requirements of applicable Belgian law and are in full force and effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement. For the purposes of this paragraph, “Good Standing” means that a company (i) has filed all documents required under applicable law in the relevant jurisdiction in order to be incorporated, own property, and do business in such jurisdiction (ii) has paid all taxes due, has filed all required tax returns in such jurisdiction, and (iii) has not resolved to enter into liquidation, filed an application for bankruptcy, filed an application for or been subject to proceedings for judicial reorganization or debt restructuring, or been adjudicated bankrupt or annulled as a legal entity.

(k)           Capitalization. The Company has, and upon completion of the Corporate Reorganization, will have, an outstanding share capital (kapitaal) and the authorized capital (toegestaan kapitaal) as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding share capital of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights that have not been duly waived or satisfied; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights that have not been duly waived or satisfied), warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding share capital or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party. For purposes of this Agreement, “non-assessable” means that a holder of the shares will have no obligation to pay any additional amount in excess of the subscription price of such shares.

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(l)            Share Warrants. With respect to the share warrants outstanding on the date hereof (the “Share Warrants”) and granted pursuant to the share-based compensation plans of the Company and its subsidiaries (the “Company Share Plans”), (i) each Share Warrant intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) so qualifies, as applicable, (ii) each grant of a Share Warrant was duly authorized no later than the date on which the grant of such Share Warrant was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in all material respects in accordance with the terms of the Company Share Plans and all applicable laws and regulatory rules or requirements, and (iv) each such grant was properly accounted for in accordance with IFRS as issued by the IASB in the financial statements (including the related notes) of the Company. There is no and has been no policy or practice of the Company of granting Share Warrants prior to, or otherwise coordinating the grant of Share Warrants with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(m)           Due Authorization. The Company has the full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(n)           Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(o)           The Offered Shares.

(i)            The Offered Shares to be issued and subscribed for by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Offered Shares is not subject to any preemptive or similar rights that have not been duly waived or satisfied. The Offered Shares may be freely deposited by the Company with the Custodian against issuance of the Depositary of ADRs evidencing Offered ADSs; the Offered ADSs to be sold by the Company, when issued and delivered against payment therefor, will be freely transferable by the Company to or for the account of the several Underwriters and (to the extent described in the Registration Statement, the Pricing Disclosure Package and the Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Offered ADSs under the laws of the Kingdom of Belgium except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under “Description of Share Capital and Articles of Association,” “Description of American Depositary Shares” and “Shares and ADSs Eligible for Future Sale.”

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(ii)            The resolutions of the Company’s shareholders and board of directors in relation to the approval and authorization of the capital increase, the issuance of the Offered Shares and the amendment of the articles of association have been validly passed, any pre-emptive rights relating thereto were validly disapplied or have been validly waived, and no objection against the capital increase or action to have such resolutions declared void has been taken or filed that has been notified to the Company, and following the issuance and delivery of the Offered Shares against payment pursuant to the terms of this Agreement, the Offered Shares shall enjoy the same rights and privileges as, and will in all respects, including entitlement to dividends, be of similar ranking (pari passu) as the existing and outstanding shares of the Company at the time of their issuance.

(p)            Transaction Documents. Each Transaction Document has been duly authorized by the Company and, in the case of this Agreement, constitutes and, in the case of the Deposit Agreement, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute, a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. Upon (i) due issuance by the Depositary of the Offered ADSs against the deposit of Offered Shares in respect thereof and/or (ii) due execution and delivery by the Depositary of ADRs evidencing Offered ADSs against the deposit of Offered Shares in respect thereof, in accordance with the provisions of the Deposit Agreement, such Offered ADSs and/or ADRs will be duly and validly issued and the persons in whose names the Offered ADSs and/or the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the ADSs and ADRs evidencing ADSs will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q)            Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

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(r)            No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its articles of association or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Company or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

(s)            No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the consummation of the Corporate Reorganization, the issuance and sale of the Offered Shares by the Company, the deposit of the Offered Shares with the Custodian against issuance by the Depositary of the Offered ADSs and/or the ADRs, the offering of the Offered Securities and the consummation by the Company of the transactions contemplated by the Transaction Documents or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute applicable to the Company or any judgment, order, rule  or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(t)            No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Offered Shares by the Company, the deposit of the Offered Shares with the Custodian against issuance by the Depositary of the Offered ADSs and/or ADRs, the offering of the Offered Securities, the consummation of the Corporate Reorganization, and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Offered Securities under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Nasdaq Stock Market, and under applicable state securities laws in connection with the purchase and distribution of the Offered Securities by the Underwriters. Without limitation, the Company has not, directly or indirectly, without giving effect to activities by the Underwriters, taken any action or made any omission and will not take any action or make any omission that could result in the Offered Securities being the subject of an offer to the public in any European Economic Area ("EEA”) Member State (including Belgium), in Israel, in Switzerland or in the United Kingdom in each case for purposes of applicable law and regulation, and no invitation or inducement to acquire them has been or will be made by the Company, directly or indirectly, without giving effect to activities of the Underwriters, which would be prohibited by any laws of any applicable law and regulation.

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(u)            Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may reasonably be expected to be a party or to which any property of the Company or any of its subsidiaries is or may reasonably be expected to be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(v)            Independent Accountants. PwC Bedrijfsrevisoren BV / Reviseurs d’Entreprises SRL, who have certified certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(w)            Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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(x)            Intellectual Property. (i) The Company and its subsidiaries own, or have a right to use, any and all patents, trademarks, service marks, trade names, domain names and other source indicators, copyrights and copyrightable works, licenses, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), software, technology and all other similar intellectual property, industrial property and proprietary rights in any and all applicable jurisdictions worldwide (including all registrations and applications for registration of, and all goodwill associated with, the foregoing) (collectively, “Intellectual Property”) used or held for use in, or otherwise necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted; provided that nothing in this clause (i) shall be construed as a representation or warranty regarding non-infringement of any Intellectual Property owned by any third party; (ii) to the knowledge of the Company, the Company’s and its subsidiaries’ conduct of their respective businesses has not infringed, misappropriated or otherwise violated any Intellectual Property of any person; (iii) to the knowledge of the Company, none of the product candidates of the Company or any of its subsidiaries, if commercially sold or offered for commercial sale, would infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iv) the Company and its subsidiaries have not received any notice and are not otherwise aware of any pending or threatened claim alleging infringement, misappropriation or other violation of any Intellectual Property; (v) to the knowledge of the Company, no Intellectual Property owned by or exclusively licensed to the Company and its subsidiaries has been infringed, misappropriated or otherwise violated by any person; (vi) to the knowledge of the Company, all Intellectual Property owned by or exclusively licensed to the Company and its subsidiaries is valid and enforceable in all material respects; and (vii) the Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property, the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof.

(y)            No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(z)            Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

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(aa)          Payment of Taxes. The Company and its subsidiaries have timely paid all U.S. federal, state, local and non-U.S. taxes and timely filed all tax returns required to be paid or filed through the date hereof, except insofar as the failure to do so could not result in a Material Adverse Effect; the provisions included in the audited consolidated financial statements as set out in the Registration Statement, the Pricing Disclosure Package and the Prospectus included appropriate provisions required under IFRS as issued by the IASB for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets and that could reasonably be expected to have a Material Adverse Effect.

(bb)          Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where such failure to pay or file, or where revocation, modification or nonrenewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)          No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except, in each case, as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

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(dd)          Certain Environmental Matters. (i) The Company and its subsidiaries (x) are in compliance with all, and have not violated any, applicable national, federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(ee)          Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, to the knowledge of the Company, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

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(ff)          Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to comply with the applicable requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(gg)         Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed to comply with the applicable requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS as issued by the IASB. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS as issued by the IASB and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Neither the Company nor any of its subsidiaries has any material off-balance sheet financing arrangement as defined in accordance with IFRS as issued by the IASB.

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(hh)          Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks generally maintained by similarly situated companies and which the Company reasonably believes are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business as currently conducted.

(ii)            Cybersecurity; Data Protection. The Company and its subsidiaries’ respective information technology assets and equipment, computers, systems, networks, hardware, and software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted and as currently proposed to be conducted, in each case, to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Data”)) used in connection with their businesses. Without limiting the foregoing, the Company and its subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with in all material respects, commercially reasonable information technology, information security, cybersecurity and data protection controls, policies and procedures that are designed to protect against and prevent any breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any IT System or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). To the knowledge of the Company, there has been no such Breach, except as would not have a Material Adverse Effect, and the Company and its subsidiaries have not been notified of, and have no knowledge of, any event or condition that would reasonably be expected to result in any such Breach, except as would not have a Material Adverse Effect.

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(jj)          Privacy. The Company and its subsidiaries have materially complied, and are presently in material compliance with, all legally binding industry standards, applicable laws and applicable statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations regarding the collection, use, transfer, import, export, storage, protection, disposal, disclosure or other processing by the Company and its subsidiaries of Data (“Data Security Obligations”). Neither the Company nor any of its subsidiaries have received any notification of or complaint regarding, or is aware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation, except as would not have a Material Adverse Effect. There is no pending, or to the knowledge of the Company, threatened, action, suit or proceeding by or before any court or governmental agency, authority or body alleging non-compliance with any Data Security Obligation.

(kk)        No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, agent, affiliate or other persons associated with or acting on behalf of the Company or any of its subsidiaries or affiliates has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment, the giving or receipt of money, property, gifts or anything else of value or benefit, directly or indirectly, to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law (collectively, the “Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

(ll)          Anti-Money Laundering Laws. The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including, as far as applicable, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable provisions of the USA PATRIOT Act of 2001, the applicable money laundering statutes, rules and regulations of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”).

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(mm)         No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, agent, affiliate or other persons associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, (iii) to fund or facilitate any money laundering or terrorist financing activities or (iv) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions. For the past ten years, the Company and each of its subsidiaries have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was, or whose government is or was, the subject or the target of Sanctions or with any Sanctioned Country.

(nn)          Outbound Investment Security Program. Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in 31 C.F.R. § 850.208 (“Covered Activity”). Neither the Company nor any of its subsidiaries has any joint ventures that engage in or plan to engage in any Covered Activity. Neither the Company nor any of its subsidiaries, directly or indirectly, holds a board seat on, has a voting or equity interest in, or has any contractual power to direct or cause the direction of the management or policies of any person or persons that engage or plan to engage in any Covered Activity.

(oo)           Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. The Company and its subsidiaries have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries and affiliates have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.

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(pp)           No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(qq)           No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.

(rr)             No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the offer and sale of the Offered Securities other than those that have been validly waived or satisfied.

(ss)           No Stabilization. Neither the Company nor any of its subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities.

(tt)             Margin Rules. Neither the issuance, sale and delivery of the Offered Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(uu)           Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith and is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement.

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(vv)           Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ww)         Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xx)            Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(yy)          No Ratings. There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred shares issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(zz)            Regulatory Matters. The Company (collectively with its subsidiaries): (i) has operated and currently operates its business in compliance in all material respects with applicable provisions of the Health Care Laws (as defined below), including the requirements of the U.S. Food and Drug Administration (“FDA”), the Department of Health and Human Services, the European Medicines Agency, and any other applicable comparable foreign or regulatory authority (collectively, the “Applicable Regulatory Authorities”) to the extent such regulations are applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s or its subsidiaries’ product candidates manufactured or distributed by the Company; (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Health Care Laws or (B) any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”); (iii) possesses all material Regulatory Authorizations required to conduct its business as currently conducted, and such Regulatory Authorizations are valid and in full force and effect in all material respects and, to the knowledge of the Company, the Company is not in material violation of any term of any such Regulatory Authorizations; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the Applicable Regulatory Authorities or any other third party alleging that any product candidate of the Company is in material violation of any Health Care Laws or Regulatory Authorizations and has no knowledge that the Applicable Regulatory Authorities or any other third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received written notice that any of the Applicable Regulatory Authorities has taken, is taking or intends to take action to limit, suspend, revoke or materially modify any material Regulatory Authorizations and has no knowledge that any of the Applicable Regulatory Authorities is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Regulatory Authorizations for the conduct of the business of the Company as currently conducted and all such material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission); (vii) is not a party to and does not have any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Applicable Regulatory Authority; and (viii) along with its employees, officers and directors, has not, to the knowledge of the Company, been excluded, suspended or debarred from participation in any government health care program or human clinical research and, to the knowledge of the Company, is not subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

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The term “Health Care Laws” means, to the extent applicable, Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act, 42 U.S.C. 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. §§ 286 and 287 and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d et seq., (“HIPAA”); the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the Exclusion Statute, 42 U.S.C. § 1320a-7; HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. §§ 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq.; the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; the regulations promulgated pursuant to such laws; and any comparable foreign, supranational, national, federal, state and local laws and regulations.

(aaa)         Regulatory Filings. Neither the Company nor its subsidiaries has failed to file with the Applicable Regulatory Authorities any required filing, declaration, listing, registration, report or submission or failed to obtain any required approval with respect to the product candidates of the Company or its subsidiaries that are described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus; all such filings, declarations, listings, registrations, reports or submissions, as applicable, were in material compliance with applicable laws when filed or subsequently corrected or supplemented; and no material deficiencies have been asserted in writing by any Applicable Regulatory Authority with respect to any such filings, declarations, listings, registrations, reports or submissions.

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(bbb)         Clinical Trials and Preclinical Studies. (i) The clinical trials, preclinical studies and tests (collectively, “studies”) conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company or its subsidiaries that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as applicable, were, and if still pending are, being conducted in all material respects in accordance with the protocols and procedures established for such studies and with all applicable statutes and all applicable rules and regulations of the Applicable Regulatory Authorities, as applicable; (ii) the descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of the results of such studies are accurate and complete descriptions in all material respects; (iii) neither the Company nor any of its subsidiaries has knowledge of any other studies not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the results of which are materially inconsistent with or call into question the results described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iv) the Company and its subsidiaries have provided the Underwriters with all material written notices and correspondence from the Applicable Regulatory Authorities related to such studies; and (v) neither the Company nor its subsidiaries have received any written notices, correspondence or other written communications from the Applicable Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any studies that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies and, to the knowledge of the Company and its subsidiaries, there are no reasonable grounds for the same.

(ccc)         Taxes. Except for any net income, capital gains or franchise taxes imposed on the Underwriters by the Kingdom of Belgium or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement and the Transaction Documents) between the Underwriters and the jurisdiction imposing such tax, no stamp, issuance, transfer, capital, value-added, documentary, registration or other similar taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Kingdom of Belgium, the United States or any political subdivision or taxing authority thereof in connection with (A) the execution, delivery, performance and enforcement of the Transaction Documents, (B) the issuance of the Offered Shares and delivery of the Offered ADSs (or the ADRs evidencing Offered ADSs or the underlying Offered Shares) in the manner contemplated by this Agreement or the Deposit Agreement, (C) issuance of the Offered Shares and the deposit of the Offered Shares with the Depositary, (D) the issuance of the Offered ADSs (or the ADRs evidencing Offered ADSs) by the Depositary, or (E) the sale and delivery by the Underwriters of the Offered ADSs (or the ADRs evidencing Offered ADSs) as contemplated herein or in the Deposit Agreement except for (i) a Belgian stock exchange tax, if an Underwriter acts, for purposes of the Belgian stock exchange tax, as a professional intermediary on behalf of purchasers of Offered Securities with habitual residence, seat, or establishment in Belgium in relation to the purchase of Offered Securities (secondary market transaction) or if one of the Underwriters is resident in Belgium for tax purposes or carries on business through an establishment in Belgium (in both cases unless an exemption applies), (ii) a Belgian annual securities account tax, if one of the Underwriters holds the Offered Securities on a securities account with a Belgian financial intermediary or if one of the Underwriters is a resident in Belgium for tax purposes or carries on business through an establishment in Belgium (in both cases unless an exemption applies), (iii) documentary duties that could become due on deeds and certificates issued by Belgian officials (notaries, bailiffs and clerks) and banking institutions, ranging from EUR 0.15 to EUR 100, provided that such deeds and certificates are drawn up or executed in Belgium and (iv) a general, fixed registration tax of EUR 50 due on the voluntary registration in Belgium of any document. If applicable, and upon reasonable request, the Company shall provide to the Representatives evidence of such payment of taxes, duties or charges made to the relevant governmental authority within thirty (30) days thereof and shall also provide to the Representatives any official tax receipt or other documentation issued by the appropriate governmental authorities with respect to such payment.

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(ddd)        No Immunity. Neither the Company nor any of its subsidiaries or their properties or assets has immunity under Belgian, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Belgian, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, the Company has, pursuant to Section 17(e) of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(eee)         Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon any of the Transaction Documents (a “Foreign Judgment”) would be declared enforceable against the Company by the courts of the Kingdom of Belgium, without reconsideration or reexamination of the merits, provided that (i) all legally required documents be submitted to the relevant Belgian courts in accordance with Article 24 of the Belgian International Private Law Code of 16 July 2004 (the “Belgian International Private Law Code”), (ii) the Foreign Judgment does not violate the conditions set forth in Article 25 of the Belgian International Private Law Code and (iii) none of the exclusions provided for in Articles 95, 115 and 121 of the Belgian International Private Law Code apply.

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(fff)           Valid Choice of Law. The choice of laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of the Kingdom of Belgium and will be honored by the courts of the Kingdom of Belgium, subject to the restrictions described under the caption “Enforcement of civil liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company has the power to submit, and pursuant to Section 17(c) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(ggg)         Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 7 hereof do not contravene Belgian law or public policy.

(hhh)        [Reserved.]

(iii)            Dividends. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in the Kingdom of Belgium in order for the Company to pay dividends or other distributions declared by the Company to the holders of Offered Shares. Under current laws and regulations of the Kingdom of Belgium and any political subdivision thereof, any amount payable with respect to the Offered Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Depositary in United States dollars or by the Company in euros and freely transferred out of the Kingdom of Belgium, without the necessity of obtaining any governmental authorization in the Kingdom of Belgium or any political subdivision or taxing authority thereof or therein.

(jjj)            Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the Offered Securities in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(kkk)          Legal Action. A holder of the Offered Securities and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Offered Securities and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in the Kingdom of Belgium may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

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(lll)            Foreign Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

Nothing in this Section 3 or otherwise in this Agreement shall be construed as a representation or warranty with respect to the Company’s status as a “passive foreign investment company” within the meaning of Section 1297 of the Code.

4.            Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)             Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act (and in any event prior to the Closing Date), will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)             Delivery of Copies. The Company will deliver, upon request of the Representatives and without charge, (i) to each Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Offered Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offered Securities by any Underwriter or dealer.

(c)             Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, ADS Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

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(d)             Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing (which may be by electronic mail), (i) when the Registration Statement or ADS Registration Statement has become effective; (ii) when any amendment to the Registration Statement or ADS Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or ADS Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or ADS Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority (including stock exchange authorities) of any order suspending the effectiveness of the Registration Statement or ADS Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or, to the knowledge of the Company, threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Offered Securities for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement or ADS Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Offered Securities and, if any such order is issued, will obtain as soon as reasonably possible the withdrawal thereof.

(e)             Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will as soon as practicable notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

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(f)              Blue Sky Compliance. If required by applicable law, the Company will use commercially reasonable efforts, with the Underwriters’ cooperation, if necessary, to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will use its commercially reasonable efforts, with the Underwriters’ cooperation, if necessary, to continue such qualifications in effect so long as required for distribution of the Offered Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)             Earning Statement. The Company will make generally available to its security holders and the Representatives as soon reasonably as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have made available to its security holders and the Representatives such statements to the extent they are filed on the Commission’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”).

(h)             Clear Market. For a period of 180 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any Common Shares or Offered ADSs or any securities convertible into or exercisable or that represents the right to receive Common Shares or Offered ADSs, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or Offered ADSs or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares, Offered ADSs or such other securities, in cash or otherwise or (iii) publicly disclose the intention to undertake any of the foregoing without the prior written consent of the Representatives, other than any Offered Securities to be subscribed for hereunder.

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  The restrictions described above do not apply to (i) the issuance of Common Shares or Offered ADSs or securities convertible into or exercisable for Common Shares or Offered ADSs pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (“RSUs”) (including net settlement), in each case outstanding on the date of this Agreement and described in the Prospectus; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of Common Shares or securities convertible into or exercisable or exchangeable for Common Shares (whether upon the exercise of stock options or otherwise) to the Company’s or its subsidiaries’ employees, officers, directors, advisors, consultants or other members of the personnel within the meaning of article 1:27 of the Belgian Companies and Associations Code pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Prospectus, provided that such equity awards are not transferrable at any time during the 180-day restricted period referred to in this Section 4(h), and provided further that if such equity awards are exercisable at any time during the 180-day restricted period referred to in this Section 4(h), such recipients enter into a lock-up agreement with the Underwriters in the form attached as Exhibit C hereto with respect to the remainder of such 180-day period and that the Company agrees to enforce such transfer restrictions during such period; (iii) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; (iv) the issuance or entry into an agreement to sell or issue Common Shares, ADSs or securities convertible into or exercisable for Common Shares or ADSs in connection with any mergers, acquisition of securities, businesses, property, technologies or other assets, joint ventures or strategic alliances, commercial relationships or other collaborations; provided that the aggregate number of Common Shares, ADSs or securities convertible into or exercisable for Common Shares or ADSs (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (iv) shall not exceed 5% of the total number of Common Shares, including in the form of ADSs, issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (determined on a fully-diluted basis and as adjusted for stock splits, stock dividends and other similar events after the date hereof); and provided further, that each recipient of Common Shares, ADSs or securities convertible into or exercisable for Common Shares pursuant to this clause (iv) shall, on or prior to such issuance, execute a lock-up letter substantially in the form of Exhibit C hereto with respect to the remaining portion of the 180-day restricted period referred to in this Section 4(h) or (v) the issuance of any Common Shares upon conversion, exchange, redemption, exercise of other securities of the Company in connection with the Corporate Reorganization as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

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  If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(p) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver substantially in the form of Exhibit A hereto at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(i)              Use of Proceeds. The Company will apply the net proceeds from the sale of the Offered Securities as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.

(j)              No Stabilization. Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities.

(k)             Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Offered ADSs on the Nasdaq.

(l)              Reports. For a period of two years from the date hereof, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Common Shares or Offered ADSs, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on EDGAR.

(m)            Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)             Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(o)             Emerging Growth Company; Foreign Private Issuer. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company or a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of Offered Securities within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 4(h) hereof.

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(p)            Transfer Taxes. The Company will indemnify and hold each Underwriter harmless against any documentary, registration, issue, capital, value-added, stamp, transfer or other similar taxes, duties or fees and any transaction levies, commissions or brokerage charges imposed by any government, or any political subdivisions or tax authority thereof or therein, including any interest and penalties (the “Transfer Taxes”), which are or may be required to be paid in connection with the creation, allotment, issuance, and initial transfer, delivery or sale of the Offered Securities to or by the Underwriters, including the issuance and delivery of ADSs by the Depositary, the deposit of the Offered Shares with the Custodian in accordance with the Deposit Agreement, and the execution and delivery of the Transaction Documents. For the avoidance of doubt, (i) Transfer Taxes shall include any Belgian stock exchange tax, and (ii) any subsequent Transfer Taxes arising after the period during which the initial purchasers engage in distribution of the Offered Securities and payable on any transfer subsequent to the delivery of the Offered Securities to the initial purchasers thereof shall not be the responsibility of the Company.

(q)             Judgment and Approval. The Company agrees that following the consummation of the offering of the Offered Securities, it will use its reasonable best efforts to obtain and maintain all approvals required in Belgium to pay and remit outside the Kingdom of Belgium all dividends declared by the Company and payable on the Common Shares (deducting applicable withholding taxes, if any), if any.

(r)              Blocked Account Funds. The Company shall use it best efforts to cause the Blocked Account Bank to issue the Bank Certificate as soon as possible upon receipt of the funds in the Blocked Account on the Closing Date or Additional Closing Date, as the case may be. If, for any reason, the issuance of the Offered Shares does not occur on the Closing Date (or, as the case may be, the Additional Closing Date), the Company will promptly (and in any event on the Closing Date or the Additional Closing Date, as the case may be) give the instruction to the Blocked Account Bank to return, as soon as possible, to the account designated by the Representatives all funds wired to the Blocked Account by the Representatives for the purpose of the issuance of the Offered Shares on the Closing Date (or, as the case may be, the Additional Closing Date).

5.          Certain Agreements of the Underwriters.          Each Underwriter hereby represents and agrees that:

(a)             It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show approved in advance by the Company), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

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(b)              It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Offered Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet and shall incorporate any comments to such term sheet as the Company may reasonably request be included.

(c)             It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering, sale or delivery of the Offered Securities (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.            Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten ADSs on the Closing Date or the Option ADSs on the Additional Closing Date, as the case may be, as provided herein (with the exception, however, of the obligation set forth in Section 2 to wire the funds to the Blocked Account on the Payment Date or the Additional Payment Date, as the case may be) is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)             Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement or ADS Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)             Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

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(c)             No Material Adverse Change. No event or condition of a type described in Section 3(i) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d)             Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representatives, acting on behalf of the Company, (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (c) above.

(e)             Comfort Letters. [(i)] On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PwC Bedrijfsrevisoren BV/Reviseurs d’Entreprises SRL shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

[(ii) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.]

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(f)              Opinion and 10b-5 Statement of U.S. Counsel for the Company. Goodwin Procter LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(g)             Opinion of Belgian Counsel for the Company. Baker McKenzie BV/SRL, as Belgian counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h)             Opinion and 10b-5 Statement of U.S. IP Counsel for the Company. Arentfox Schiff LLP, intellectual property counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(i)              Opinion and 10b-5 Statement of U.K. IP Counsel for the Company. Sagittarius Intellectual Property LLP, U.K. intellectual counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(j)              Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Davis Polk & Wardwell LLP, counsel for the Underwriters, and an opinion, addressed to the Underwriters, of Clifford Chance LLP, Belgium counsel for the Underwriters, in each case, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)             Opinion of Counsel for the Depositary. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, addressed to the Underwriters with respect to such matters as the Representatives may reasonably request and in form and substance reasonably satisfactory to the Representatives.

(l)              No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Offered Securities.

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(m)            Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, reasonably satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions. For the purposes of this paragraph, “Good Standing” means that a company (i) has filed all documents required under applicable law in the relevant jurisdiction in order to be incorporated, own property, and do business in such jurisdiction (ii) has paid all taxes due, has filed all required tax returns in such jurisdiction, and (iii) has not resolved to enter into liquidation, filed an application for bankruptcy, filed an application for or been subject to proceedings for judicial reorganization or debt restructuring, or been adjudicated bankrupt or annulled as a legal entity.

(n)             Exchange Listing. The Offered ADSs to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq, subject to official notice of issuance.

(o)             Corporate Reorganization. The Corporate Reorganization shall have occurred on substantially the terms as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(p)             Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of Common Shares, ADSs or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(q)             Irrevocable Payment Instruction. The Representatives shall have received on the day prior to the Closing Date or the Additional Closing Date, as the case may be, a letter in a form and substance satisfactory to the Representatives from the Company irrevocably authorizing the Blocked Account Bank to deduct from the funds in the Blocked Account, the amounts equal to the fees, commissions, costs, expenses and other amounts payable by the Company to each of the Underwriters pursuant to this Agreement and which are unpaid on the Closing Date or the Additional Closing Date, as the case may be, and instructing the Representatives to pay the relevant amounts to the relevant Underwriters, in accordance with Section 2(d), fifth paragraph hereof.

(r)             Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

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7.            Indemnification and Contribution.

(a)          Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, and its and its affiliates’ directors, officers and employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any Taxes (other than Taxes imposed on net income), withholding taxes and any related interest and penalties, including in circumstances where an Underwriter is held secondarily or jointly liable as payor or withholding agent, and including reasonably incurred and documented legal fees and other reasonably incurred and documented expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the ADS Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading and (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) below.

(b)          Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, any Taxes (other than Taxes imposed on net income), withholding taxes and any related interest and penalties, including in circumstances where Company is held secondarily or jointly liable as payor or withholding agent, and including reasonably incurred and documented legal fees and other reasonably incurred and documented expenses incurred in connection with any suit, action, or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to which they or any of them may become subject under the Securities Act, Exchange Act or otherwise, that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” and the information contained in the sixteenth paragraph under the caption “Underwriting.”

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(c)          Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses in such proceeding including the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded based on advice from external counsel that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed upon notice as they are reasonably incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonably incurred and documented fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

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(d)          Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Offered Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Offered Securities. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)          Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonably incurred and documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

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(f)           Non-Exclusive Remedies. The remedies provided for in this Section 7 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.            Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9.            Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal, New York State, European Union or relevant foreign country authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, the United Kingdom or any EEA Member State occurs; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

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10.           Defaulting Underwriter.

(a)           If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Offered Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Offered Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Offered Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Offered Securities on such terms. If other persons become obligated or Offered Securities to purchase the Offered Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Offered Securities that a defaulting Underwriter agreed but failed to purchase.

(b)          If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Offered Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Offered Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Offered Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Offered Securities that such Underwriter agreed to purchase on such date) of the Offered Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)          If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Offered Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Offered Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Offered Securities on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof for any non-defaulting Underwriters and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect mutatis mutandis.

(d)          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

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11.          Payment of Expenses.

(a)          Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, and other than with respect to a defaulting Underwriter hereunder, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Offered Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the ADS Registration Statement, the Offered Securities, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses of the Depositary and its counsel as agreed by the Company, (v) the fees and expenses of the Custodian (vi) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Offered Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable and documented fees and expenses of counsel for the Underwriters not to exceed $10,000 (exclusive of filing fees) without the prior written consent of the Company); (vii) the cost of preparing stock certificates; (viii) the costs and charges of any transfer agent and any registrar; (ix) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (in an amount not to exceed [$45,000] (exclusive of filing fees) without the prior written consent of the Company); (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, provided, however, that the Underwriters shall pay all of the travel, lodging and other expenses of the Underwriters or any of their employees incurred by them in connection with the “road show,” provided further, however, the Company and Underwriters shall each pay 50% of the total costs of chartering any aircraft to be used in connection with any such “road shows”, provided further, however, that the Company shall approve of the cost of chartering any aircraft in writing in advance; and (xi) all expenses and application fees related to the listing of the Offered Securities on the Nasdaq.

(b)          If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Offered Shares for delivery to the Underwriters (other than by reason of a default by any Underwriter) or (iii) the Underwriters decline to purchase the Offered Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby. For the avoidance of doubt, it is understood that the Company will not pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligations to purchase the Offered Securities.

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12.          Payment Free of Taxes. All sums payable by the Company to the Underwriters under this Agreement shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature and all interest, penalties or similar liabilities with respect thereto (“Taxes”), unless such deduction or withholding is required by law. If any Taxes are required by law to be deducted or withheld in connection with such payments (other than any income Taxes, franchise Taxes or branch profits Taxes imposed on any of the Underwriters by the law of the jurisdiction in which such Underwriter is or has been organized or has a present or former connection), the Company will pay such additional amounts as shall be required to ensure that the amount received by the relevant Underwriter will equal the full amount which would have been received by it had no such deduction or withholding been made.

13.          Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the persons, officers and directors, and any controlling parties referred to herein and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14.          Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Offered Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.

15.          Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

16.          Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

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17.            Miscellaneous.

(a)            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication including, for the avoidance of doubt, electronic mail. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017 (fax: (212) 622-8358); Attention Equity Syndicate Desk; c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; c/o Leerink Partners LLC, 1301 Avenue of the Americas, 5th Floor, New York, New York 10019, Attention: Stuart R. Nayman, Esq.; c/o Kempen & Co. USA, Inc., 880 Third Avenue, 17th floor, New York, New York 10022; Attention: Equity Capital Markets. Notices to the Company shall be given to it at AgomAb Therapeutics NV, Posthoflei 1/6 2600 Antwerpen Belgium; Attention: Tim Knotnerus, with a copy to the Legal Department.

(b)            Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)            Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company irrevocably appoints Cogency Global, Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 17, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(d)            Judgment Currency. The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

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(e)           Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Kingdom of Belgium, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(f)            Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(g)           Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 17(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

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“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h)            Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(i)            Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

48

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

AgomAb Therapeutics NV

By:
Name:
Title:

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Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

Morgan Stanley & Co. LLC

Leerink Partners LLC

Van Lanschot Kempen (USA) Inc.

For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

Morgan Stanley & Co. LLC

By:
Name:
Title:

Leerink Partners LLC

By:
Name:
Title:

Van Lanschot Kempen (USA) Inc.

By:
Name:
Title:

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Schedule 1

Underwriter	Number of Underwritten ADSs
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Leerink Partners LLC
Van Lanschot Kempen (USA) Inc.

Total

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Annex A

a.            Pricing Disclosure Package

[None]

b. Pricing Information Provided Orally by Underwriters

Underwritten ADSs: [●]

Option ADSs: [●]

Public Offering Price per ADS: U.S.$ [●]

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Annex B

Written Testing-the-Waters Communications

Testing-the-Waters Presentation, dated July 2024

Testing-the-Waters Presentation, dated December 2025

Testing-the-Waters Presentation, dated January 2026

Testing-the-Waters Presentation, dated January 2026

53

Annex C

AgomAb Therapeutics NV

Pricing Term Sheet

None.

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Exhibit A

Form of Waiver of Lock-up

J.P. MORGAN SECURITIES LLC

Morgan Stanley & Co. LLC

Leerink Partners LLC

VAN LANSCHOT KEMPEN (USA) INC.

AgomAb Therapeutics NV
Public Offering of American Depositary Shares

[●], 20[●]

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by AgomAb Therapeutics NV (the “Company”) of [●] American Depositary Shares, representing [●] common shares (the “Common Shares”), no par value, of the Company (the “ADSs” and, together with the Common Shares, the “Equity Securities”) and the lock-up letter dated [●], 2025 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [●], 20[●], with respect to the Equity Securities.

J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Leerink Partners LLC and Van Lanschot Kempen (USA) Inc. hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Equity Securities, effective [●], 20[●]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

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Yours very truly,

J.P. MORGAN SECURITIES LLC

Morgan Stanley & Co. LLC

Leerink Partners LLC

VAN LANSCHOT KEMPEN (USA) INC.

For themselves and on behalf of the
several underwriters named in the Underwriting Agreement.

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

Morgan Stanley & Co. LLC

By:
Name:
Title:

Leerink Partners LLC

By:
Name:
Title:

VAN LANSCHOT KEMPEN (USA) INC.

By:
Name:
Title:

cc: AgomAb Therapeutics NV

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Exhibit B

[Form of Press Release]

AgomAb Therapeutics NV
[●], 20[●]

AgomAb Therapeutics NV (the “Company”) announced today that J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Leerink Partners LLC and Van Lanschot Kempen (USA) Inc., representatives of the underwriters in the Company’s recent public sale of [●] American Depositary Shares (“ADSs”) representing [●] common shares (the “Common Shares” and, together with the ADSs, the “Equity Securities”), no par value, are [waiving] [releasing] a lock-up restriction with respect to [●] Equity Securities of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [●], 20[●], and the Equity Securities may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

57

Exhibit C

FORM OF LOCK-UP AGREEMENT

November [●], 2025

J.P. MORGAN SECURITIES LLC
Morgan Stanley & Co. LLC

Leerink Partners LLC

VAN LANSCHOT KEMPEN (USA) INC.

As Representatives of
the several Underwriters listed in
Schedule 1 to the Underwriting
Agreement referred to below

c/o J.P. Morgan Securities LLC
270 Park Avenue
New York, NY 10017

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o Leerink Partners LLC

1301 Avenue of the Americas, 5th floor

New York, NY 10019

c/o Van Lanschot Kempen (USA) Inc.

880 Third Avenue, 17th Floor

New York, New York 10022

Re:          AgomAb Therapeutics NV --- Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with AgomAb Therapeutics NV, a Belgian limited liability company (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriters, of American Depositary Shares (“ADSs”), representing common shares of the Company, no par value (the “Common Shares” and, together with the ADSs, the “Equity Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

58

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Equity Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company or any securities convertible into or exercisable or exchangeable for Equity Securities (including without limitation, Equity Securities or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Equity Securities, “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise. The undersigned further confirms that it has furnished the Representatives with the details of any transaction the undersigned, or any of its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this Letter Agreement if it had been entered into by the undersigned during the Restricted Period.

Notwithstanding the foregoing, the undersigned may:

(a)  transfer or dispose of the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, as a charitable contribution or for bona fide estate planning purposes,

(ii) by will or intestacy or any other testamentary document,

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(iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor, trustee (or co-trustee) in their capacity as trustee (or co-trustee, as applicable) or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv) to a corporation, partnership, limited liability company, investment fund, or other entity (A) of which the undersigned and/or the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests or (B) controlled by, or under common control with, the undersigned or the immediate family of the undersigned,

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,

(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to limited partners, members or shareholders of the undersigned,

(vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,

(viii) to the Company (or a person designated by the Company) from a member of the personnel (as such term is defined in article 1:27 of the Belgian Companies and Associations Code) of the Company and its subsidiaries upon death, disability or termination of employment, in each case, of such member provided that such person designated by the Company shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement,

(ix)  as part of a sale of the undersigned’s Lock-Up Securities acquired in the Public Offering or acquired in open market transactions after the pricing date for the Public Offering provided that the undersigned is not an officer or director of the Company and no filing under Section 16(a) of the Exchange Act (as defined below) shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of Equity Securities acquired in the Public Offering or in such open market transactions,

(x) to a third party in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Equity Securities (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of Equity Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, provided further that such third party shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus,

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(xi) pursuant to (A) acceptance of a general tender offer for all or a substantial part of the share capital of the Company or (B) the giving of an irrevocable commitment to accept such a tender offer, each of which is approved by the Board of Directors of the Company and made to all holders of the Company’s share capital involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, squeeze out or other similar transactions), made in one transaction or a series of related transactions, to a person or group of affiliated persons, of share capital if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, offer, squeeze out or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement, or

(xii) to an immediate family member of the undersigned;

provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), (vii) and (xii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement, (B) in the case of any transfer or distribution pursuant to clause (a) (i), (ii), (iii), (iv), (v), (vi), (ix) and (xii), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on Form 5 or a filing required pursuant to Section 13 of the Exchange Act and the rules and regulations promulgated thereunder made after the expiration of the Restricted Period referred to above, or in the case of clause (a) (i) only, a filing required under Section 16(a) of the Exchange Act which clearly indicates in the footnotes thereto the nature and conditions of such transfer) and (C) in the case of any transfer or distribution pursuant to clause (a)(vii), (viii), (x) and (xi) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Equity Securities in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(b) exercise outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;

61

(c) convert outstanding preferred shares, warrants to acquire preferred shares or convertible securities into Equity Securities or warrants to acquire Equity Securities; provided that any such shares of Equity Securities or warrants received upon such conversion shall be subject to the terms of this Letter Agreement;

(d) deposit Common Shares with the depositary, in exchange for the issuance of ADSs, or cancel ADSs in exchange for the issuance of Common Shares; provided that such ADSs or Common Shares issued pursuant to this clause (d) held by the undersigned shall remain subject to the terms of the Letter Agreement; and

(e) establish or modify trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) no filing by any party under the Exchange Act or other public announcement shall be made voluntarily in connection with such trading plan; provided that if a filing under the Exchange Act or other public announcement is required, such announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such Rule 10b5-1 trading plan during the Restricted Period.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Equity Securities the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Leerink Partners LLC and Van Lanschot Kempen (USA) Inc., on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Lock-Up Securities, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Leerink Partners LLC and Van Lanschot Kempen (USA) Inc. on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Leerink Partners LLC and Van Lanschot Kempen (USA) Inc. on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such announcement. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

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In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Equity Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to the undersigned in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to the undersigned to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

The undersigned understands that, if the Underwriting Agreement does not become effective by March 31, 2026, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Equity Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Letter Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

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Very truly yours,

By:
Name:
Title:

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